UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2020
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. James L. McCulloch, Chief Compliance Officer and Special Advisor to the Chief Executive Officer, entered into a Retirement and Consulting Agreement (the “Agreement”) dated as of February 21, 2020 with Forum Energy Technologies, Inc. (the “Company”), which governs the terms of his retirement as an employee of, and the subsequent provision of consulting and advisory services to, the Company. In connection with Mr. McCulloch’s retirement, Mr. John C. Ivascu was appointed as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary effective upon the date of Mr. McCulloch’s retirement. Mr. Ivascu, age 42, currently serves as the Company’s Senior Vice President, General Counsel and Secretary. As previously announced, in anticipation of his future planned retirement, Mr. McCulloch transitioned from serving as the Company’s Executive Vice President and General Counsel to serve as Chief Compliance Officer and Special Advisor to the Chief Executive Officer, effective as of February 15, 2019.
Pursuant to the Agreement, Mr. McCulloch will resign from employment with the Company as of March 1, 2020 (the “Retirement Date”). Mr. McCulloch is entitled to a separation payment in the amount of $175,000, which will be paid 60 days after the Retirement Date. Any awards related to the Company’s common stock under the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan, as amended, or any predecessor plan held by Mr. McCulloch that are outstanding and unvested or unexercised as of the Retirement Date will be forfeited immediately.
Mr. McCulloch may continue to participate in the Company’s group health plans at the active executive rate through February 2021. Beginning in March 2021, Mr. McCulloch may elect to begin continuation coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, at his sole cost and expense.
Beginning on the Retirement Date and for 12 months thereafter (the “Consulting Term”), Mr. McCulloch will provide certain consulting and advisory services (the “Consulting Services”) to the Company. The Company will pay Mr. McCulloch $10,000 per month during the Consulting Term. Pursuant to the Agreement, the Consulting Services and Consulting Term may be terminated by either the Company or Mr. McCulloch for cause.
The Agreement reaffirms, and Mr. McCulloch agrees to abide by, the terms and conditions of the restrictive covenants in the employment agreement between the Company and Mr. McCulloch. The payments and benefits described above are subject to and conditioned upon Mr. McCulloch’s timely execution of a release of claims against the Company and its affiliates and his continued compliance with the restrictive covenants.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
10.1	Retirement and Consulting Agreement between Forum Energy Technologies, Inc. and James L. McCulloch
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Senior Vice President, General Counsel and Secretary